Exhibit 99.1

Editorial Contacts:		Investor Contact:

Susan Lansing	Greg Wood	David Allen
Atheros Communications	A&R Edelman for Atheros	Atheros Communications
408-773-5216	650-762-2838	408-830-5762
susan.lansing@atheros.com	gwood@ar-edelman.com	david.allen@atheros.com

Atheros Announces Fourth Quarter and Fiscal Year 2009 Results

Record Fourth Quarter and Full Year Revenue

SANTA CLARA, Calif. – Jan. 25, 2010 – Atheros Communications, Inc. (NASDAQ: ATHR), a global leader in innovative technologies for wireless and wired communications, today announced financial results for its fourth quarter and full year ended Dec. 31, 2009.

Revenue in the fourth quarter of 2009 was $185.7 million, up 19 percent compared to $156.6 million reported in the third quarter of 2009. Fourth quarter 2009 revenue increased 89 percent compared to $98.3 million reported in the fourth quarter of 2008.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded net income in the fourth quarter of 2009 of $15.6 million or $0.24 per diluted share. This compares with GAAP net income of $38.6 million or $0.60 per diluted share in the third quarter of 2009. Net loss in the fourth quarter of 2008 was $4.8 million or $0.08 per diluted share. Cash, cash equivalents and marketable securities were $402.2 million at Dec. 31, 2009, up $19.4 million from the third quarter of 2009 and up $108.5 million from the balance at Dec. 31, 2008.

Revenue in 2009 was $542.5 million, up 15 percent from the $472.4 million reported in 2008. GAAP net income for 2009 was $46.4 million or $0.73 per diluted share. In 2008, GAAP net income was $18.9 million or $0.30 per diluted share.

Atheros reports gross margins, operating expenses, operating income, net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation, amortization of acquired intangible assets and acquisition-related charges, the impairment of long-term investments, the tax impact of these excluded items and the tax benefits resulting from the favorable settlement of a foreign tax liability and from a change in state tax filing position. A reconciliation of preliminary GAAP net income (loss) to non-GAAP net income, as well as a description of items excluded in the calculation of non-GAAP net income, is presented in the financial statements portion of this release.

Non-GAAP gross margins in the fourth quarter of 2009 were 50.2 percent, compared to 48.4 percent reported in the third quarter of 2009 and 49.2 percent in the fourth quarter of 2008. Non-GAAP operating income in the fourth quarter of 2009 was 23.4 percent of revenue, compared to 19.4 percent in the third quarter of 2009 and 7.6 percent in the fourth quarter of 2008.

Non-GAAP net income in the fourth quarter of 2009 was $41.2 million or $0.62 per diluted share, compared to $29.3 million or $0.46 per diluted share in the third quarter of 2009 and $10.8 million or $0.17 per diluted share in the fourth quarter of 2008.

Non-GAAP net income for the full year 2009 was $86.7 million or $1.36 per diluted share, compared to non-GAAP net income in 2008 of $70.6 million or $1.14 per diluted share.

“We are very pleased with our record fourth quarter revenue and strong cash flow generation. Our commitment to technology innovation, product execution, market share gains and TAM expansion enabled Atheros to record its eighth consecutive year of revenue growth,” said Craig Barratt, president and chief executive officer of Atheros Communications. “Our Mobile WLAN and Ethernet product lines both performed well in the fourth quarter further demonstrating the success of our ongoing diversification efforts. The recent acquisition of Intellon® expands our technology portfolio to include leadership powerline communication products and uniquely positions Atheros as a provider of the robust, seamless Wi-Fi, PLC and Ethernet hybrid solutions.”

Recent Atheros Highlights

•	Jan. 25, 2010: Atheros Announces the Appointment of Charles E. Harris to its Board of Directors;

•	Jan. 25, 2010: Atheros Ships 100-Millionth Ethernet Chip;

•	Jan. 7, 2010: Atheros’ Technologies Demonstrate Seamless Connectivity Across Computing, Networking and Mobile Markets;

•	Jan. 6, 2010: Atheros’ New GPS Solution Takes Mobile Navigation Performance to the Next Level;

•	Jan. 6, 2010: Atheros Introduces Powerline System Development Kit to Accelerate Innovative Smart Grid Solutions to Market;

•	Jan. 5, 2010: Atheros Introduces World’s First Powerline Solution to Support IEEE 1901 and HomePlug AV Standards;

•	Dec. 15, 2009: Atheros Completes Acquisition of Intellon;

•	Dec. 7, 2009: Atheros XSPAN(R) Technology Unleashes the Power of 11n in Microsoft’s New Xbox 360 Wireless N Networking Adapter;

•	Nov. 4, 2009: Atheros Enhances Its ETHOS™ Portfolio with the Industry’s Most Energy-Efficient and Compact Ethernet Controllers;

•	Nov. 3, 2009: Atheros Launches Smart Combination of Mobile WLAN and Bluetooth for Mobile Gaming, Portable CE and Smartbook Markets;

•	Nov. 3, 2009: Atheros Announces XSPAN With SST3 11n Ecosystem of Solutions for Highest Performance Multimedia Networking; and

•	Nov. 2, 2009: Atheros Extends Its 11n Expertise to Mobile WLAN, Bringing Robust Multimedia Performance to Smartphones, Mobile Gaming and Portable CE.

Conference Call

Atheros will broadcast its fourth quarter financial results conference call today, Monday, Jan. 25, 2010, at 2 p.m. Pacific time (5 p.m. Eastern time).

To listen to the call from within the United States, please dial 877-835-9268 approximately 10 minutes prior to the start of the call. To listen to the call from outside the United States, please dial 706-634-9690 approximately 10 minutes prior to the start of the call. The pass code is Atheros. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week after the live call. To access the replay, please dial 706-645-9291 and use the pass code 49453309.

Atheros’ financial results conference call will be available via a live webcast on the investor relations section of the Atheros web site at http://www.atheros.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 6 months.

About Atheros Communications, Inc.

Atheros Communications is a global leader in innovative technologies for wireless and wired communications. Atheros combines its wireless and networking systems expertise with high-performance radio frequency (RF), mixed signal and digital semiconductor design skills to provide highly integrated chipsets that are manufactured on low-cost, standard complementary metal-oxide semiconductor (CMOS) processes. Atheros technology is used by a broad base of leading customers, including personal computer, networking equipment and consumer device manufacturers. For more information, please visit www.atheros.com or send an email to info@atheros.com.

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Atheros, the Atheros logo, XSPAN, ETHOS and Intellon are trademarks of Atheros Communications, Inc. HomePlug AV is a registered trademark of the HomePlug Powerline Alliance, Inc. All other trademarks mentioned in this document are the sole property of their respective owners.

NOTE ON FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, the matters set forth in this press release, including our statements regarding anticipated product execution, market share gains and TAM expansion through diversification, the expected benefits of our recent acquisition of Intellon, and the benefits of using non-GAAP financial measures are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, difficulties in the development of new and enhanced products, general economic conditions, the effects of competition and technological change, risks associated with Atheros’ recent acquisition of Intellon, including but not limited to, whether Atheros is successful in integrating Intellon’s business and in realizing the anticipated benefits from the acquisition, and the risks detailed in Atheros’ Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, as filed with the Securities and Exchange Commission, and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof. Atheros disclaims any obligation to update these forward-looking statements.

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	December 31, 2009	September 30, 2009	December 31, 2008
Net revenue	$185,678	$156,641	$98,296
Cost of goods sold	92,793	81,047	49,973

Gross profit	92,885	75,594	48,323
Operating expenses:
Research and development	38,448	32,619	30,705
Sales and marketing	16,722	14,872	13,241
General and administrative	8,434	8,178	5,772
Amortization of acquired intangible assets	3,220	2,580	2,885
Acquisition-related charges	9,557	977	—

Total operating expenses	76,381	59,226	52,603

Income (loss) from operations	16,504	16,368	(4,280)
Interest income, net	1,419	1,351	2,160
Impairment of long-term investments	(7)	(874)	(4,648)
Income tax benefit (provision)	(2,283)	21,731	2,010

Net income (loss)	$15,633	$38,576	$(4,758)

Basic earnings (loss) per share	$0.25	$0.62	$(0.08)

Diluted earnings (loss) per share	$0.24	$0.60	$(0.08)

Shares used in computing basic earnings (loss) per share	63,705	62,111	60,553

Shares used in computing diluted earnings (loss) per share	66,245	64,215	60,553

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Year Ended
	December 31,
	2009	2008
Net revenue	$542,468	$472,396
Cost of goods sold	278,865	236,431

Gross profit	263,603	235,965
Operating expenses:
Research and development	130,592	121,565
Sales and marketing	59,315	51,154
General and administrative	29,414	25,109
Amortization of acquired intangible assets	11,570	12,231
Acquisition-related charges	10,534	—

Total operating expenses	241,425	210,059

Income from operations	22,178	25,906
Interest income, net	6,004	8,878
Impairment of long-term investments	(2,018)	(15,490)
Income tax benefit (provision)	20,243	(422)

Net income	$46,407	$18,872

Basic earnings per share	$0.75	$0.32

Diluted earnings per share	$0.73	$0.30

Shares used in computing basic earnings per share	62,040	59,804

Shares used in computing diluted earnings per share	63,933	62,070

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31,
	2009	2008
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$402,235	$293,758
Accounts receivable, net	58,012	58,385
Inventory	70,396	69,813
Deferred income taxes and other current assets	26,985	15,889

Total current assets	557,628	437,845

Property and equipment, net	14,955	14,789
Long-term investments	15,523	16,963
Goodwill and net acquired intangible assets	324,229	124,992
Deferred income taxes and other assets	3,014	21,119

	$915,349	$615,708

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$141,068	$96,001

Deferred income taxes and other long-term liabilities	42,421	48,229

Stockholders’ equity	731,860	471,478

	$915,349	$615,708

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF PRELIMINARY NON-GAAP ADJUSTMENTS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	December 31,	September 30,	December 31,
	2009	2009	2008
GAAP net income (loss)	$15,633	$38,576	$(4,758)
Stock-based compensation:
Cost of goods sold	254	178	—
Research and development	7,033	5,040	4,815
Sales and marketing	3,962	3,206	2,676
General and administrative	2,838	1,981	1,401
Acquisition-related charges	4,427	—	—

Total stock-based compensation	18,514	10,405	8,892

Acquisition-related charges:
Amortization of acquired intangible assets	3,220	2,580	2,885
Other acquisition-related charges	5,130	977	—

Impairment of long-term investments	7	874	4,648

Tax-related items:
Tax benefit from favorable settlement of foreign tax liability	—	(21,706)	—
Net tax effect of non-GAAP adjustments	(1,330)	(2,401)	(915)

Non-GAAP net income	$41,174	$29,305	$10,752

Shares used in computing non-GAAP basic earnings per share	63,705	62,111	60,553

Shares used in computing non-GAAP diluted earnings per share	66,245	64,215	62,094

Non-GAAP basic earnings per share	$0.65	$0.47	$0.18

Non-GAAP diluted earnings per share	$0.62	$0.46	$0.17

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF PRELIMINARY NON-GAAP ADJUSTMENTS

(Unaudited)

(In thousands, except per share data)

	Year Ended
	December 31,
	2009	2008
GAAP net income	$46,407	$18,872
Stock-based compensation:
Cost of goods sold	791	441
Research and development	21,837	16,451
Sales and marketing	13,402	8,714
General and administrative	8,353	4,840
Acquisition-related charges	4,427	—

Total stock-based compensation	48,810	30,446

Acquisition-related charges:
Amortization of acquired intangible assets	11,570	12,231
Other acquisition-related charges	6,107	945

Impairment of long-term investments	2,018	15,490

Tax-related items:
Tax benefit from favorable settlement of foreign tax liability	(21,706)	—
Tax benefit from change in state tax filing position	—	(1,068)
Net tax effect of non-GAAP adjustments	(6,505)	(6,351)

Non-GAAP net income	$86,701	$70,565

Shares used in computing non-GAAP basic earnings per share	62,040	59,804

Shares used in computing non-GAAP diluted earnings per share	63,933	62,070

Non-GAAP basic earnings per share	$1.40	$1.18

Non-GAAP diluted earnings per share	$1.36	$1.14

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF PRELIMINARY GAAP TO NON-GAAP FINANCIAL MEASURES

To supplement our unaudited selected financial data presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, operating expenses, operating income, net income and earnings per share. These supplemental measures exclude stock-based compensation, acquisition-related charges, other-than-temporary impairments of long-term investments, a tax benefit resulting from the favorable settlement of a foreign tax liability, a tax benefit resulting from a change in state tax filing position, and any tax detriment or benefit between the income tax expense with and without the non-GAAP measures. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock-based compensation and charges and gains that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment and for benchmarking performance externally against competitors. In addition, management's incentive compensation is determined using these non-GAAP measures. Also, when evaluating potential acquisitions, we primarily consider the impact of the target’s performance and valuation on our non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investorsby offering:

•	more meaningful comparability of our on-going operating results;

•	the ability to better identify trends in our underlying business; and

•	a way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from non-GAAP net income. These non-cash charges are not factored into our internalevaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance.

Acquisition-related charges include the amortization of acquired intangible assets primarily consisting of acquired technology, customer relationships, covenants not to compete, step-up of inventory to its estimated fair value, backlog, cash earn outs and transaction costs related to our acquisitions, including the recent acquisition of Intellon Corporation. These charges are not factored into our evaluation of potential acquisitions, or of our performance after completion of acquisitions, because they are generally non-cash and are not related to our core operating performance, and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions, the then fair market value of our common stock and the magnitude of the businesses being acquired.

Impairment of long-term investments relates primarily to the other-than-temporary, non-operating write down of our investments in auction rate securities rated AA and AAA at the date of purchase. The liquidity and fair value of these securities have been impacted by the failure of these markets and the exposure of these securities to the financial condition of bond insurance companies. We have determined that certain of these assets have been other-than-temporarily impaired and therefore they were written down to their estimated fair value. These charges are not factored into our internal evaluation of net income as we believe they are non-operating charges that do not impact our core operating performance.

Adjustment for taxes relates to the tax effect of various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income. In addition, the tax benefit from the favorable settlement of a foreign tax liability in the third quarter of 2009 and the tax benefit resulting from a change in a state tax filing position in the second quarter of 2008 have been excluded. We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

Reconciliations of non-GAAP measures disclosed in this press release are set forth below (in thousands, except percentages):

	Three Months Ended
	December 31,	September 30,	December 31,
	2009	2009	2008
GAAP gross profit	$92,885	$75,594	$48,323
Stock-based compensation	254	178	—

Non-GAAP gross profit	$93,139	$75,772	$48,323

GAAP gross profit as a % of revenue	50.0%	48.3%	49.2%
Stock-based compensation	0.2%	0.1%	—%

Non-GAAP gross profit as a % of revenue	50.2%	48.4%	49.2%

GAAP operating expenses	$76,381	$59,226	$52,603
Stock-based compensation	(18,260)	(10,227)	(8,892)
Amortization of acquired intangible assets	(3,220)	(2,580)	(2,885)
Acquisition-related charges	(5,130)	(977)	—

Non-GAAP operating expenses	$49,771	$45,442	$40,826

GAAP income (loss) from operations	$16,504	$16,368	$(4,280)
Stock-based compensation	18,514	10,405	8,892
Amortization of acquired intangible assets	3,220	2,580	2,885
Acquisition-related charges	5,130	977	—

Non-GAAP income from operations	$43,368	$30,330	$7,497

GAAP income (loss) from operations as a % of revenue	8.9%	10.4%	(4.4)%
Stock-based compensation	10.0%	6.7%	9.0%
Amortization of acquired intangible assets	1.7%	1.7%	3.0%
Acquisition-related charges	2.8%	0.6%	—%

Non-GAAP income from operations as a % of revenue	23.4%	19.4%	7.6%

Reconciliations of non-GAAP measures disclosed in this press release are set forth below (in thousands, except percentages):

	Year Ended
	December 31, 2009	December 31, 2008
GAAP gross profit	$263,603	$235,965
Stock-based compensation	791	441
Amortization of acquisition-related step-up value of inventory	—	572

Non-GAAP gross profit	$264,394	$236,978

GAAP gross profit as a % of revenue	48.6%	50.0%
Stock-based compensation	0.1%	0.1%
Amortization of acquisition-related step-up value of inventory	—%	0.1%

Non-GAAP gross profit as a % of revenue	48.7%	50.2%

GAAP operating expenses	$241,425	$210,059
Stock-based compensation	(48,019)	(30,378)
Amortization of acquired intangible assets	(11,570)	(12,231)
Acquisition-related charges	(6,107)	—

Non-GAAP operating expenses	$175,729	$167,450

GAAP income from operations	$22,178	$25,906
Stock-based compensation	48,810	30,819
Amortization of acquired intangible assets	11,570	12,231
Acquisition-related charges	6,107	—
Amortization of acquisition-related step-up value of inventory	—	572

Non-GAAP income from operations	$88,665	$69,528

GAAP income from operations as a % of revenue	4.1%	5.5%
Stock-based compensation	9.0%	6.5%
Amortization of acquired intangible assets	2.1%	2.6%
Acquisition-related charges	1.1%	—%
Amortization of acquisition-related step-up value of inventory	—%	0.1%

Non-GAAP income from operations as a % of revenue	16.3%	14.7%